Exhibit 99.482

Optimization Models in California's Restructured Markets Paul Gribik Perot Systems Corporation paul.gribik@ps.net

Topics California Markets Coordination of Day-Ahead Energy and Transmission Markets Ancillary Service Markets

California Market Structure California has a mix of several interrelated markets: Markets are defined by the commodities traded Energy Transmission Ancillary Services (Reserves and Regulation) Markets are defined by time-frame of the trade Day-ahead Hour-ahead Real-time

Energy Markets Structure allows multiple forward energy markets. Bilateral Markets Marketers develop their own trading and pricing rules. Schedule supplies and demands with the Independent System Operator (ISO) through Scheduling Coordinators (SCs). California Power Exchange (PX -- a particular SC) Day-ahead and hour-ahead auctions with market clearing prices. A single real-time energy market run by ISO. Producers and consumers can select the energy markets in which they wish to trade.

Transmission Markets ISO runs day-ahead and hour-ahead transmission markets via Congestion Management (CM) process. SCs, including the PX, bid for transmission access. ISO also auctions transmission over longer terms Firm Transmission Rights (FTRs) are financial rights to collect congestion revenues. FTRs have physical tie-breaker rights. FTRs auctioned yearly by ISO FTRs can be traded freely in multiple secondary markets.

Ancillary Service Markets ISO specifies ancillary service (A/S) requirements. ISO runs day-ahead and hour-ahead markets. Suppliers can bid to sell reserves or regulation capacity. SCs can purchase their requirements. SCs can also self-provide their A/S requirements.

Optimization & Market Interactions The separate markets interact. SCs buy the transmission required for their energy transactions. Generation capacity can supply energy or A/S capacity. Several markets based on optimization models. ISO transmission markets. PX energy markets. ISO A/S markets. Coordination of these markets depends upon modeling the interactions between markets in the optimization processes.

Topics California Markets Coordination of Day-Ahead Energy and Transmission Markets Ancillary Service Markets

PX Day-Ahead Energy Market PX day-ahead energy market uses optimization. Minimize cost of supplies minus value of demands scheduled in each hour. Schedule at intersection of supply and demand curves. Price Quantity Demand Curve Supply Curve P* Q*

ISO Day-Ahead Transmission Market SCs bid for the transmission required for their energy schedules in each hour of the day. ISO allocates transmission capacity to SCs to maximize the value of the available transmission. ISO does not run a forward energy market. ISO does not arrange trades between SCs beyond those that the SCs arrange themselves. CM process does not model inter-temporal constraints. CM process in one hour is independent of CM process in other hours of the day.

Coordinating Energy and Transmission SCs develop preferred energy schedules. Schedule as if transmission were not a problem. SCs develop adjustment bids. In PX, supplies indicate how much more they would want to sell if price rises and how much less they would want to sell if price falls. Demands do the same. ISO uses adjustment bids to determine the value of transmission to a SC. Cost to a SC of adjusting its schedule to alleviate congestion.

Transmission Optimization Model Objective: Minimize total cost over all SCs. Cost of supplies scheduled less value of demands scheduled in the hour as measured by adjustment bids submitted by SCs. Controls: Supplies and demands of all SCs in the hour. Constraints: DC power flow model. Path flows within limits. Each resource scheduled within range bid. Each SC's total supply equals its total demand.

Results ISO clears its transmission forward market. ISO allocates congested transmission to the SCs that place the highest value on the capacity. ISO does not run a forward energy market. The ISO does not arrange energy trades between SCs. The SCs arrange their own voluntary trades. Each SC's forward energy market is "cleared." SC's scheduled supplies equal its scheduled demands. Cost of SC's supplies minus value of SC's demands is minimized given the transmission capacity ISO allocates to SC.

Results SCs able to use locational marginal cost pricing. Locational marginal costs depend upon the SC. ISO uses marginal cost pricing for transmission. Congestion charges depend upon the difference between a SC's locational marginal costs. Difference between marginal costs at two locations does not depend upon the SC. Congestion price for moving energy from one location to another is independent of the SC.

Inter-temporal Effects CM does not model inter-temporal effects. Does not model ramping constraints. SCs risk final schedules that are not physically feasible. Does not capture inter-temporal effects on marginal costs Could extend the optimization model to include inter-temporal effects in CM.

Transmission Model Including Time Objective: Minimize total cost over all SCs and all hours of day. Controls: Supplies and demands of all SCs in each hour. Constraints: DC power flow model in each hour. Path flows within limits in each hour. Each resource scheduled within range bid in each hour. Each SC's supply equals its demand in each hour. Change in each resource's schedule from one hour to next within ramping limits for the resource.

Topics California Markets Coordination of Day-Ahead Energy and Transmission Markets Ancillary Service Markets

ISO Ancillary Service (A/S) Auctions Five Ancillary Services in California structure: Regulation Up. Regulation Down. Spinning Reserves. Nonspinning Reserves. Replacement Reserves. ISO sets requirement for each Ancillary Service. SCs can self-provide A/S capacity. ISO determines amount of self-provided A/S that it can use. ISO runs auctions to acquire remaining A/S capacity.

Bids for Ancillary Services A MW of capacity from a single resource may be bid to provide several Ancillary Services. Restricted by capability of resource. A given MW can only be selected to provide one Ancillary Service. A MW of capacity may bid to provide Spinning Reserves or Replacement Reserves. The same MW cannot be selected to provide both Spinning Reserves and Replacement Reserves.

Bids for Ancillary Services Bid from a resource to supply Ancillary Services. Capacity for Regulation Down Capacity for Regulation Up Total capacity for Reg Up and Spinning Reserves Total capacity for Reg Up, Spin, and Nonspin Reserves Total capacity for Reg Up, Spin, Nonspin, and Replacement reserves. Two part price bid for each Ancillary Service: Capacity Price ($/MW) and Energy Price ($/MWh). ISO uses capacity price in selecting resources to provide A/S. ISO uses energy price in dispatching capacity in real-time.

Ancillary Service Optimization Models Sequential Auctions Ancillary Services treated one at a time. Old ISO auction method. Rational Buyer A/S treated simultaneously with product substitution. New ISO auction method. Simultaneous Auctions A/S treated simultaneously with product substitution. Optimization model differs from Rational Buyer.

Sequential Auctions Approach Separate auctions for each Ancillary Service. Ignoring Regulation Down since it does not interact with other A/S, A/S auctions run in following order : 1) Reg Up, 2) Spinning Reserves, 3) Nonspinning Reserves, 4) Replacement Reserves. Select bids to minimize cost in an auction. Capacity selected in one auction is removed from subsequent auctions. "Market Clearing Price" (MCP) set in each auction independently. MCPj for Ancillary Service j set by price of highest priced bid selected in auction for Ancillary Service j.

Sequential Auctions Approach Treat A/S from Reg Up through Replacement. For the jth Ancillary Service in order:

Problems with Sequential Auctions May not find most cost-effective set of resources to meet overall Ancillary Service requirements. Cannot evaluate the tradeoffs involved in using capacity to provide one Ancillary Service vs. another. Increases costs to consumers and providers. May send incorrect economic signals regarding the value of different Ancillary Services.

Rational Buyer Approach ISO may buy "higher quality" A/S to substitute for lower quality A/S. Nonspinning reserves can be used for Replacement. Spinning can be used for Nonspinning or Replacement. Regulation Up can be used for Spinning, Nonspinning or Replacement Reserves. Substitution allowed if it lowers total payment by ISO. Rational Buyer Price (RBP) for an A/S is the price of the highest priced bid ISO accepts for that A/S.

Rational Buyer Auctions Treat A/S from Reg Up through Replacement.

Rational Buyer Approach Search over all sets of prices that the RBPs could potentially take {RBPj| for all A/S j}. RBPj for Ancillary Service j must be a price in a bid to supply Ancillary Service j. For a particular set of RBPs, buy capacity from each bid with price £ RBP (with adjustments of quantities at RBP). ISO must satisfy each requirement by Ancillary Service of the same or higher quality as the requirement. Select RBPs to minimize ISO's total A/S payments. Combinatorial search problem. Time to solve could grow exponentially with size.

Signals from Rational Buyer Rational Buyer may send garbled price signals. RBPj set by Rational Buyer may not be marginal cost of providing Ancillary Service j. Participants will respond to pricing signals. Could change prices in bids for different A/S. Could change quantities in bids for different A/S. How participants respond may induce instability. RBPs may become unstable. Auction results may become unstable.

Simultaneous Auctions Approach Possible to improve coordination in the optimization process. Minimize total cost of A/S (as measured by bids). Linear Programming problem. Not combinatorial. ISO may buy "higher quality" Ancillary Services to substitute for lower quality Ancillary Services. Market Clearing Price for Ancillary Service j (MCPj) set to marginal cost of meeting the requirement for Ancillary Service j.

Simultaneous Auctions Approach Treat A/S from Reg Up through Replacement. MCPj = d(Total Cost)/d(Requirementj)

Signals from Simultaneous Auctions Simultaneous Auctions send clear price signals. MCPj for A/S j is the marginal cost (as measured by the bids) of meeting the requirement for A/S j. Absent market power, a participant cannot unilaterally adjust its bids to increase its profit. Suppose a participant bids its opportunity cost of providing A/S capacity. At the MCPs, each participant's schedule maximizes its profits -- Participant's Schedule (MCP - Opp. Cost). Stable results.

Coordination of A/S and Transmission At present, A/S cannot compete with energy to schedule transmission. CM process allocates transmission to energy only. If a path is congested after CM, ISO breaks A/S market into regional markets. Allowing A/S to compete with energy for transmission capacity would improve efficiency. SCs must be able to bid for transmission capacity in ISO's congestion market for A/S. SCs must be able to schedule A/S on their FTRs.

Conclusion ISO congestion management optimization process provides for coordination of separate energy markets with the transmission market. A/S optimization process provides for imperfect coordination among the A/S markets. Optimization processes could be modified to improve coordination of separate energy, A/S and transmission markets. Optimization processes could be modified to improve inter-temporal coordination.